EXHIBIT 10.11

Advisor Name:
Number of RSUs:
Date of Grant:

Astra space, Inc.
2021 omnibus INCENTIVE PLAN

Restricted Stock Unit Agreement

This agreement (this “Agreement”) evidences a grant of restricted stock units (“RSUs”) by Astra Space, Inc. (the “Company”) to _______________________(the “Participant”), pursuant to and subject to the terms of the Astra Space, Inc. 2021 Omnibus Incentive Plan (as from time to time amended and in effect, the “Plan”) and Participant’s engagement as an advisor (“Engagement”) pursuant to that certain Advisory Agreement between Astra Space Operations, Inc. and Participant dated effective ______________. Except as otherwise defined herein, all capitalized terms used herein have the same meanings as in the Plan.

1.
Grant of RSUs. The Company hereby grants to the Participant on the date set forth above (the “Date of Grant”) the number of RSUs set forth above, giving the Participant the conditional right to receive, with respect to each RSU granted hereunder, without payment and pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, one share of Stock (a “Share”), subject to adjustment pursuant to Section 8.2 of the Plan in respect of transactions described therein occurring after the date hereof.

The RSUs are granted to the Participant in connection with the Participant’s ongoing Engagement with the Company.

2.
Vesting. The RSUs shall be eligible to vest, if at all, in accordance with the terms set forth on Exhibit A hereto.
3.
Delivery of Shares. Subject to Section 6 below, the Company shall, as soon as practicable upon the vesting of any RSUs subject to this Agreement (but in no event later than 30 days following the applicable vesting date) (such date of delivery, the “Settlement Date”), effect delivery of the Shares with respect to such vested RSUs to the Participant (or, in the event of the Participant’s death, to the person to whom the Award has passed by will or the laws of descent and distribution). No Shares will be issued pursuant to this Agreement unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator.
4.
Cessation of Engagement. If the Participant’s Engagement ceases for any reason, except as expressly provided for in any agreement between the Participant and the Company or its subsidiaries or affiliates that is in effect at the time of such termination or as otherwise set forth on Exhibit A, (a) the unvested portion of the Award will automatically terminate and be forfeited for no consideration, and (b) the vested portion of the Award, if any, will automatically terminate and be forfeited for no consideration if the Participant’s Engagement is terminated for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Engagement to be terminated for Cause (in each case, without regard to the lapsing of any required notice or cure periods in connection therewith).
5.
Restrictions on Transfer. The RSUs may not be transferred except as expressly permitted under Section 6.3 of the Plan.
6.
Forfeiture; Recovery of Compensation.
(a)
The RSUs, and the proceeds from the delivery and/or disposition of the Shares, are subject to forfeiture and disgorgement to the Company, with interest and related earnings, if at any time the

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Participant is not in compliance with all applicable provisions of this Agreement and the Plan, including, without limitation, engaging at any time in conduct which would give rise to the Company’s right to terminate the Participant’s Engagement for Cause.
(b)
By accepting, or being deemed to have accepted, the RSUs, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of the RSUs, including the right to delivery of any Shares or proceeds from the disposition thereof, are subject to Section 6.6 of the Plan (including any successor provisions). The Participant further agrees to be bound by the terms of any clawback or recoupment policy of the Company that applies to incentive compensation that includes Awards such as the RSUs. Nothing in the preceding sentence may be construed as limiting the general application of Section 9 of this Agreement.
7.
Certain Tax Matters.
(a)
The Participant expressly acknowledges and agrees, pursuant to Section 6.7 of the Plan, that the Participant’s rights hereunder, including the right to be delivered Shares upon settlement of the RSUs, are subject to the Participant promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Administrator) all taxes required to be withheld, if any. No Shares will be delivered pursuant to the settlement of the RSUs unless and until the Participant has remitted to the Company an amount in cash sufficient to satisfy all such withholding tax requirements, or has made other arrangements satisfactory to the Company with respect to such taxes. The Participant authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Participant, but nothing in this sentence will be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section 8.
(b)
The Participant expressly acknowledges that because this Agreement consists of an unfunded and unsecured promise by the Company to deliver Shares in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” with respect to the Agreement.
8.
Effect on Engagement. This grant of the RSUs will not give the Participant any right to be retained in the Engagement of the Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries to terminate the Participant’s Engagement at any time, or affect any right of the Participant to terminate his or her Engagement with the Company at any time.
9.
Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished or made available to the Participant. By accepting, or being deemed to have accepted, all or any part of the RSUs, the Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.
10.
Entire Agreement. This Agreement and the Plan constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, whether oral or written, whether express or implied and whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof (including any description of any equity award that may have been contained in any offer letter or otherwise).
11.
Acknowledgements. The Participant acknowledges and agrees that (a) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (b) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature or Docusign, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) the Participant must execute and return a copy of this Agreement to the Company within ninety (90) days after the Agreement is made available to the Participant.

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[Signature page follows.]

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The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the Date of Grant.

ASTRA SPACE, INC.

________________________________

By: Chris Kemp

Its: Chief Executive Officer

Agreed and Accepted:

_______________________________

PARTICIPANT

Signature page to Restricted Stock Unit Agreement

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EXHIBIT A

VESTING SCHEDULE

Unless earlier terminated, forfeited, relinquished or expired, subject to the Participant’s continued Engagement through each applicable vesting date, ________ of the RSUs will vest in quarterly installments beginning on ________, through and including ________ (rounded down to the nearest whole Share, except as to the last vesting date, with respect to which all remaining RSUs will vest), such that one hundred percent (100%) the original number of Shares will vest on ________. Notwithstanding the foregoing, if the Participant fails to execute the Agreement within ninety (90) days after the Agreement is made available to the Participant, in accordance with Section 11 of the Agreement, the Participant’s right to acquire any shares subject to the unvested RSUs will immediately terminate.

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